AXP Equity Select Fund
File No. 2-13188/811-772

Exhibit (h)(6):     Transfer Agency Agreement, dated March 9, 2000.

Exhibit (i):        Opinion and Consent of Counsel, dated June 8, 2000.

Exhibit (j):        Independent Auditors' Consent, dated June 8, 2000.